Exhibit 4.9

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER OF THIS WARRANT, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

July 12, 2019

WARRANT

TO PURCHASE SHARES OF COMMON STOCK OF
CASTLE BIOSCIENCES, INC.

THIS CERTIFIES that, for value received, SH Castle Biosciences, LLC, a Delaware limited liability company (the “Investor”), is entitled, upon the terms and subject to the conditions hereinafter set forth, on or prior to the close of business on the seventh (7th) anniversary of the date hereof (the “Expiration Date”), but not thereafter, to subscribe for and purchase, from CASTLE BIOSCIENCES, INC., a Delaware corporation (the “Company”), 209,243 shares of the Company’s Common Stock (the “Shares”) at a purchase price of $0.001219 per share (the “Exercise Price”). The Exercise Price and the number of Shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is issued pursuant to that certain Note Purchase Agreement of even date herewith by and among the Company and the Investor (as may be amended from time to time, the “Purchase Agreement”).  Capitalized terms not defined in this Warrant have the meaning given to them in the Purchase Agreement

Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the registered holder of this Warrant (the “Holder”) in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

1.          Exercise of Warrant.

(a)          This Warrant shall initially be exercisable for 104,622 Shares.  With respect to the remaining 104,621 Shares (the “Additional Warrant Shares”), this Warrant shall only be exercisable from time to time for an aggregate maximum number of Additional Warrant Shares that is equal to the product of (i) 104,621 Shares multiplied by (ii) a fraction, (1) the numerator of which is the aggregate dollar amount of securities purchased by the Holder directly from the Company or through a placement agent or underwriter engaged by the Company for the primary issuance of equity securities of the Company, up to a maximum of $10,000,000 (excluding the dollar amount of securities purchased by the Holder in the First Closing), and (2) the denominator of which is $10,000,000.

(b)          Subject to the limitation on exercise in Section 1(a) above, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, before close of business on the Expiration Date, by the surrender of the following to the Company at its office located in Friendswood, Texas (or such other office or agency of the Company as it may designate by notice in writing to the Holder):

(i)          this Warrant;

(ii)          an executed copy of the Notice of Exercise annexed hereto; and

(iii)          payment of the Exercise Price (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the aggregate Exercise Price of the Shares thereby purchased).

(c)          Upon the proper exercise of this Warrant, the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

(d)          Certificates for the Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(e)          The Company covenants that the Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

(f)          The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of the Company’s Common Stock (the “Common Stock”) beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, held by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(f) and the provisions of this Section 1(f) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of this Warrant.  For purposes of this Section 1(f), (i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended and (ii) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.          Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair  market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment as specified in Section 1(b)(iii) hereof, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed copy of the Notice of Exercise annexed hereto in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y*(A-B)

            A

Where X - the number of Shares to be issued to the Holder

Y =	the number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =          the fair market value of one Share (at the date of such calculation)

B =          Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2 in connection with the initial public offering of the Company’s common stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the initial public offering, and (ii) the number of shares of the Company’s Common Stock into which each Share is convertible at the time of such exercise.

3.          No Fractional Shares.   No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Exercise Price shall be paid in cash to the Holder.

4.          Charges, Taxes and Expenses.   Issuance of certificates for the Shares issued upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for such Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.          No Rights as Stockholders.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

6.          Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the Holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.          Loss, Theft. Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.          Saturdays, Sundays. Holidays. etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9.          Early Termination and Dilution.

(a)          Merger, Sale of Assets, etc. If at any time the Company proposes to consolidate with, merge with, sell or convey all or substantially all of its assets to any other corporation, or effect some other form of reorganization, then the Company shall give the Holder thirty (30) days’ notice of the proposed effective date of such transaction and if this Warrant has not been exercised by the effective date of such transaction this Warrant shall terminate on such date.

(b)          Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If shares of the Company’s Common Stock (the “Common Stock”) are subdivided or combined into a greater or smaller number of shares of Common Stock, the Exercise Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common  Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c)          Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price.

(d)          Authorized Shares. The Company covenants that during the period in which this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares.

10.          Miscellaneous.

(a)          Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

(b)          Restrictions. The Holder acknowledges that the Shares may be subject to transfer and sale restrictions imposed by state and federal securities laws. The Holder understands and agrees that all certificates evidencing the shares of stock issuable hereunder may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFORM.”

(c)          Waivers and Amendments. This Warrant may be amended only with the written agreement of the Company and the Holder, and any provision may be waived by a party only in writing.

(d)          Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Texas located in Dallas Texas and to the jurisdiction of the United States District Court for the Norther District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Texas or the United States District Court for the Northern District of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, CASTLE BIOSCIENCES, INC. has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first set forth above.

CASTLE BIOSCIENCES, INC.

/s/ Derek J. Maetzold
Name: Derek J. Maetzold
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first set forth above.

SH Castle Biosciences, LLC

By:	/s/ James Dondero
Name:	James Dondero
Title:	Authorized Signatory

Address:

c/o Highland Capital Management, L.P.
300 Crescent Ct. Suite 700
Dallas, TX 75201
ATTN: Frederic Chang
(972) 628-4163

NOTICE OF EXERCISE

To:          CASTLE BIOSCIENCES, INC.

The undersigned hereby elects to purchase _________ shares of Common Stock of CASTLE BIOSCIENCES, INC, pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate purchase price of such shares of Common Stock in full.

Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name and Address)

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

By:

Name:
Title:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

(Please Print)

whose address is

(Please Print)

Dated:                                         , 20__

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.